                                                                    Exhibit 99.1

                                                          MEDIA CONTACT:
                               151 Farmington Avenue      Roy E. Clason, Jr.
                               Hartford, Conn.  06156     (860) 273-7392
                                                          Clasonr@aetna.com

                                                          INVESTOR CONTACT:
                                                          Dennis Oakes
                                                          (860) 273-6184
                                                          Oakesd@aetna.com

                    AETNA REPORTS SECOND QUARTER 2003 RESULTS

      - SECOND-QUARTER OPERATING EARNINGS OF $1.28 PER SHARE (COMPARED WITH
                     THOMPSON/FIRST CALL ESTIMATE OF $1.02)

                 - SECOND-QUARTER NET INCOME OF $0.87 PER SHARE

        - COMPANY TO PROVIDE UPDATED EARNINGS GUIDANCE ON 5:30 P.M. CALL

HARTFORD, CT, JULY 30, 2003 -- Aetna (NYSE: AET) today announced second-quarter operating earnings of $203.9 million, or $1.28 per share, compared with operating earnings of $91.3 million, or $0.59 per share, in the second quarter of 2002. Operating earnings exclude net realized capital gains and other items.(1) Aetna's net income for the second quarter of 2003 was $0.87 per share, compared with net income of $0.70 per share in the second quarter of 2002.

QUARTERLY FINANCIAL RESULTS AT A GLANCE

                                                        THREE MONTHS ENDED
                                  JUNE 30, 2003           JUNE 30, 2002                  MARCH 31, 2003
Total revenues                    $4.5 billion            $5.1 billion                   $4.5 billion

Operating earnings(1)             $203.9 million*         $91.3 million**                $315.9 million***

Per share operating
earnings(1)                       $1.28*                  $0.59**                        $2.03***

Net income                        $138.4 million*         $108.2 million**               $330.0 million***

Per share net income              $0.87*                  $0.70**                        $2.12***

* Includes approximately $2 million, after tax, or $0.01 per share, of net favorable development of prior-period medical cost estimates.

** Includes approximately $42 million, after tax, or $0.27 per share, of favorable development of prior-period medical cost estimates.

*** Includes approximately $107 million, after tax, or $0.69 per share, of favorable development of prior-period medical cost estimates.

"I am very pleased to report a sixth-consecutive quarter of solid earnings growth," said John W. Rowe, M.D., chairman and CEO. "The key reason was sustained moderation in


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health care utilization trends, driven largely by a decline in the rate of pharmacy cost increases. The overall moderation in the rate of rising medical costs reflects both the cumulative impact of deliberate actions Aetna has taken over the past two years, as well as broader health care utilization trends.

"We believe that the generally lower medical cost trends we have been experiencing in the first half of this year will remain through the rest of the year. Our membership stabilized during the quarter, a significant accomplishment that follows several quarters of reductions. This stabilization of membership reflects solid new business sales that offset reductions in membership principally resulting from job reductions within certain accounts due to the continued weak economy. In addition, our ongoing expense-reduction programs are on track.

"These results clearly reflect the overall momentum of Aetna's turnaround. We have now begun to shift our focus to a longer-term view where our business model suggests significant opportunities to add revenue and earnings."

"It is evident that our customer-focused operating model has been the foundation for our progress," said President Ronald A. Williams. "Our goals are to continue to improve our excellent operational and financial performance based on achieving superior medical cost and quality management, market differentiation through innovation, and lower operating costs through process improvements."

HEALTH CARE BUSINESS RESULTS

Health Care, which provides a full range of fully and self-insured health care and dental products and services, reported:

- Operating earnings of $175.7 million for the second quarter 2003, compared with second quarter 2002 operating earnings of $68.3 million and first quarter 2003 operating earnings of $293.3 million. Health care operating earnings included approximately $2 million, after tax, of net favorable development of prior-period medical cost estimates in the second quarter of 2003, approximately $42 million in the second quarter 2002 and approximately $107 million in the first quarter 2003. Health care operating earnings were higher than second quarter 2002 primarily because of



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     higher Commercial Risk underwriting margins, which reflect lower per-member medical costs given the moderation in utilization trends.

- Net income of $106.0 million for the second quarter 2003, compared with net income of $79.0 million in the second quarter 2002 and $301.9 million in the first quarter 2003. These amounts include net realized capital gains for all periods, as well as other items for the second quarters of 2003 and 2002.

- A Commercial Risk Medical Cost Ratio (MCR) of 77.3 percent for the second quarter 2003 compared with 85.1 percent for the second quarter 2002 and
     77.0 percent for the first quarter 2003, excluding reserve development. Including reserve development, the reported Commercial Risk MCR was 77.0 percent for the second quarter 2003, 83.6 percent for the second quarter 2002 and 72.0 percent for the first quarter 2003.

- A Medicare HMO MCR of 87.2 percent for the second quarter 2003 compared with 86.8 percent for the second quarter 2002 and 84.4 percent for the first quarter 2003, excluding reserve development. Including reserve development, the reported Medicare HMO MCR was 89.8 percent for the second quarter 2003, 82.8 percent for the second quarter 2002 and 79.0 percent for the first quarter 2003.

- Total medical membership was slightly above 13.0 million at June 30, 2003, essentially level with membership at March 31, 2003.

GROUP INSURANCE BUSINESS RESULTS

Group Insurance, which includes Group Life, Disability and Long-Term Care products, reported:

- Operating earnings of $35.4 million for the second quarter 2003, compared with $36.3 million for the second quarter 2002 and $32.6 million for the first quarter 2003. Operating earnings were lower than second quarter 2002 because of higher operating expense levels offset in part by a lower benefit cost ratio. Operating earnings were higher than first quarter 2003 primarily because of a lower benefit cost ratio.

- Net income of $36.5 million for the second quarter 2003, compared with $34.8 million in the second quarter 2002 and $35.1 million in the first quarter 2003. Net income includes net realized capital gains and losses for all periods.



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Aetna/4

- Total revenues for the second quarter 2003 of $459.5 million, compared with $436.5 million for the second quarter of 2002 and $457.4 million for the first quarter 2003.

LARGE CASE PENSIONS BUSINESS RESULTS

Large Case Pensions, which manages a variety of discontinued and other retirement and savings products primarily for defined benefit and defined contribution plan customers, reported:

- Operating earnings of $9.4 million for the second quarter 2003, compared with $6.9 million for the second quarter 2002 and $6.8 million for the first quarter 2003.

- Net income of $12.5 million for the second quarter 2003, compared with $14.6 million in the second quarter 2002 and $9.8 million in the first quarter 2003. Net income includes net realized capital gains for all periods, as well as a $5.4 million after-tax benefit from the reduction in reserves for anticipated future losses on discontinued products in the second quarter of 2002.

TOTAL COMPANY RESULTS

- TOTAL REVENUES. Revenues were $4.5 billion for the second quarter 2003, compared with $5.1 billion for the second quarter 2002 and $4.5 billion for the first quarter 2003. The year-over-year decrease reflects lower health membership, partially offset by higher per-member premiums, as well as lower net investment income due to lower interest rates.

- TOTAL OPERATING EXPENSES. Operating expenses, excluding other items, were $1.01 billion for the second quarter 2003, $51.2 million less than second quarter 2002 and $10.7 million less than first quarter 2003. Including other items, operating expenses were $1.13 billion for the second quarter 2003, $1.09 billion for the second quarter 2002 and $1.02 billion for the first quarter 2003.

- CORPORATE INTEREST expense was $16.6 million after tax for the second quarter 2003, compared with $20.2 million for the second quarter 2002 and $16.8 million for the first quarter 2003.

- NET INCOME. Aetna reported net income of $138.4 million for the second quarter 2003, compared with $108.2 million for the second quarter 2002 and $330.0 million for the first quarter 2003.


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Aetna/5

- PRETAX OPERATING MARGIN (2) improved to 8.1 percent for the second quarter 2003, from 3.0 percent in the second quarter 2002, driven by a continuation of the previously noted decline in the medical cost trend and continued reductions in operating costs. The after-tax operating margin, which represents net income divided by total revenue, was 3.1 percent for the second quarter of 2003.

A live audio Webcast and replays as well as financial, statistical and other information related to the conference call will be available today at 5:30 p.m. EDT through Aetna's Investor Information link on the Internet at www.aetna.com. A transcript of the prepared remarks portion of the call will be available at 8:30 p.m. today on www.aetna.com. The public also can access the second-quarter conference call today at 5:30 p.m. EDT by dialing 800-210-9006, or for international callers, 719-457-2621.

Aetna is one of the nation's leading providers of health care, dental, pharmacy, group life, disability and long-term care products, serving more than 13.0 million medical members, 11.3 million dental members and 11.7 million group insurance customers, as of June 30, 2003. The company has expansive nationwide networks of more than 579,000 health care services providers, including nearly 349,000 primary care and specialist physicians and 3,589 hospitals. For more information about Aetna, please visit the company's Web site at www.aetna.com.

(1) In order to provide a comparison that the company believes provides useful information regarding its underlying performance, all operating earnings exclude the following from net income: other items and net realized capital gains (losses). In addition, management uses operating earnings to assess performance and make operating decisions. Net realized capital gains or losses arise from various types of transactions that are not related to the core performance of the company's business. Settlement of the physician class action lawsuit of approximately $75 million, after tax ($115.4 million pretax), included as the Other Item by the company for second quarter 2003, represents an estimate of 2003 net settlement costs of significant litigation not in the ordinary course of business. Severance and facilities charges of $17.5 million, after tax ($27.0 million pretax), included in Other Items by the company for the second quarter of 2002, represent an estimate of costs related to reductions of staff or exiting of facilities and are not direct expenses supporting ongoing business operations. The reduction of the reserve for anticipated future losses on discontinued products of $5.4 million, after tax ($8.3 million pretax), included in Other Items by the company for the second quarter of 2002, represents a reduction of reserves previously established for certain products no longer offered by the company and does not benefit ongoing business operations. The company also displays certain metrics (e.g., medical cost ratios and pre-tax operating margins) excluding changes to prior-period medical cost estimates to reflect underlying current-period health care costs. For a reconciliation of financial measures calculated under accounting principles generally accepted in the United States of America (GAAP), refer to the tables on pages 7 to 11 of this release.

(2) In order to provide useful information regarding profitability of the company on a basis comparable to others in the industry, without regard to financing decisions, income taxes and amortization of other acquired intangible assets (each of which may vary for reasons not directly related to performance of the underlying business), the company's pretax operating margin excludes interest expense, income taxes and amortization of intangibles. Management also uses pretax operating margin to assess its performance, including performance versus competitors. Operating earnings used in the pretax margin calculation also exclude the items noted in footnote 1. For a reconciliation to margin calculated under GAAP, refer to the tables on page 10 of this release.

Aetna/6

ADDITIONAL INFORMATION; CAUTIONARY STATEMENT - Certain information in this press release is forward looking, including the statements regarding the turnaround, revenue and earnings opportunities. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to: unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or recontracting with providers, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends); decreases in membership levels; increases in medical costs or Group Insurance claims resulting from any acts of terrorism; the ability to achieve targeted savings from work force reductions and to otherwise reduce administrative expenses in light of significant membership reductions recently experienced; the ability to maintain targeted levels of service, and improve relations with providers, as well as operating performance, while making significant staff reductions and taking actions to reduce medical costs; the ability to continue to successfully implement Aetna's new operating model; lower levels of investment income from continued lower interest rates; adverse government regulation (including legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential litigation exposure, and other proposals, such as the Patients' Bill of Rights, that would increase potential litigation exposure or mandate coverage of certain health benefits); adverse pricing actions by government payors; changes in size, product mix and medical cost experience of membership in key markets; and the outcome, including any negotiated resolution, of various litigation and regulatory matters, including ongoing reviews of business practices by various regulatory agencies. For more discussion of important factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2002 Annual Report on Form 10-K, on file with the Securities and Exchange Commission. You also should read Aetna's 2002 Annual Report on Form 10-K and Aetna's 2003 Second Quarter Report on Form 10-Q when filed with the Securities and Exchange Commission for a discussion of Aetna's historical results of operations and financial condition.

                                      # # #

Aetna/7

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                ($ IN MILLIONS)

                                                                       Three Months Ended                    Six Months Ended
                                                          ------------------------------------------   ---------------------------
                                                            June 30,       June 30,       March 31,      June 30,      June 30,
                                                              2003           2002           2003           2003          2002
                                                          ------------   ------------   ------------   ------------   ------------
REVENUE:
Health care premiums                                      $    3,276.1   $    3,817.5   $    3,269.0   $    6,545.1   $    7,862.3
Other premiums                                                   424.4          411.5          417.6          842.0          833.4
Administrative services contract fees                            471.2          462.6          475.5          946.7          927.2
Net investment income                                            273.3          318.2          276.0          549.3          635.6
Other income                                                       6.4            9.0            6.7           13.1           19.6
Net realized capital gains                                        14.6           45.4           21.7           36.3           50.8
                                                          ------------   ------------   ------------   ------------   ------------
          Total revenue                                        4,466.0        5,064.2        4,466.5        8,932.5       10,328.9
                                                          ------------   ------------   ------------   ------------   ------------

BENEFITS AND EXPENSES:
Health care costs (1)                                          2,553.4        3,189.7        2,367.9        4,921.3        6,637.9
Current and future benefits                                      525.9          555.0          527.6        1,053.5        1,122.6
Operating expenses (2)                                         1,125.1        1,060.9        1,020.4        2,145.5        2,133.6
Interest expense                                                  25.5           31.2           25.9           51.4           60.5
Amortization of other acquired intangible assets                  12.7           49.1           12.7           25.4           98.3
Severance and facilities charge                                      -           27.0              -              -           27.0
Reduction of reserve for anticipated future losses
  on discontinued products                                           -           (8.3)             -              -           (8.3)
                                                          ------------   ------------   ------------   ------------   ------------
          Total benefits and expenses                          4,242.6        4,904.6        3,954.5        8,197.1       10,071.6
                                                          ------------   ------------   ------------   ------------   ------------

Income from continuing operations before income taxes            223.4          159.6          512.0          735.4          257.3
Income taxes                                                      85.0           51.4          182.0          267.0           61.1
                                                          ------------   ------------   ------------   ------------   ------------
Income from continuing operations                                138.4          108.2          330.0          468.4          196.2
Income from discontinued operations, net of tax (3)                  -              -              -              -           50.0
                                                          ------------   ------------   ------------   ------------   ------------
Income before cumulative effect adjustment                       138.4          108.2          330.0          468.4          246.2
Cumulative effect adjustment, net of tax (4)                         -              -              -              -       (2,965.7)
                                                          ------------   ------------   ------------   ------------   ------------
Net income (loss)                                         $      138.4   $      108.2   $      330.0   $      468.4   $   (2,719.5)
                                                          ============   ============   ============   ============   ============

Shareholders' equity                                                                                   $    7,697.1   $    7,347.2
                                                                                                       ============   ============

(1) The three months ended June 30, 2003 include favorable development of prior-period medical cost estimates of approximately $9 million pretax (approximately $6 million after tax) for Commercial Risk and unfavorable development of prior-period medical cost estimates of approximately $6 million pretax (approximately $4 million after tax) for Medicare HMO, or net favorable development of prior-period medical cost estimates of approximately $3 million pretax (approximately $2 million after tax) in the Health Care segment. The three months ended June 30, 2002 and March 31, 2003 include favorable development of prior-period medical cost estimates of approximately $65 million pretax (approximately $42 million after tax) and approximately $164 million pretax (approximately $107 million after tax), respectively, in the Health Care segment.

(2) The three and six months ended June 30, 2003 include $115.4 million for the physician class action settlement.

(3) During the six months ended June 30, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(4) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

Aetna/8

                              SUMMARY OF RESULTS
                               ($ in Millions)

                                                                      Three Months Ended                    Six Months Ended
                                                          ------------------------------------------   ---------------------------
                                                            June 30,       June 30,       March 31,      June 30,       June 30,
                                                              2003           2002           2003           2003           2002
                                                          ------------   ------------   ------------   ------------   ------------
Operating earnings, excluding other items and favorable
  development of prior-period medical cost estimates      $      201.9   $       49.3   $      208.9
     Favorable development of prior-period medical cost
       estimates(1)                                                2.0           42.0          107.0
                                                          ------------   ------------   ------------
Operating earnings, excluding other items                        203.9           91.3          315.9   $      519.8   $      156.2
     Physician class action settlement                           (75.0)             -              -          (75.0)             -
     Income tax reserve release (prior period related)               -              -              -              -           19.8
     Severance and facilities charge                                 -          (17.5)             -              -          (17.5)
     Reduction of reserve for anticipated future losses
       on discontinued products                                      -            5.4              -              -            5.4
                                                          ------------   ------------   ------------   ------------   ------------
Operating earnings, including other items                        128.9           79.2          315.9          444.8          163.9
     Net realized capital gains                                    9.5           29.0           14.1           23.6           32.3
                                                          ------------   ------------   ------------   ------------   ------------
Income from continuing operations (GAAP measure)                 138.4          108.2          330.0          468.4          196.2
     Income from discontinued operations (2)                         -              -              -              -           50.0
                                                          ------------   ------------   ------------   ------------   ------------
Income before cumulative effect adjustment                       138.4          108.2          330.0          468.4          246.2
     Cumulative effect adjustment (3)                                -              -              -              -       (2,965.7)
                                                          ------------   ------------   ------------   ------------   ------------
Net income (loss) (GAAP measure)                          $      138.4   $      108.2   $      330.0   $      468.4   $   (2,719.5)
                                                          ============   ============   ============   ============   ============

Weighted average common shares - basic                     153,180,761    148,908,828    150,981,679    152,085,422    146,960,876
                                                          ============   ============   ============   ============   ============

Weighted average common shares - diluted                   159,626,738    154,831,692    155,404,140    157,154,652    151,256,715
                                                          ============   ============   ============   ============   ============

                                                SUMMARY OF RESULTS PER COMMON SHARE

Operating earnings, excluding other items and favorable
  development of prior-period medical cost estimates      $       1.27   $        .32   $       1.34
                                                          ============   ============   ============

Favorable development of prior-period medical cost
  estimates (1)                                           $        .01   $        .27   $        .69
                                                          ============   ============   ============

Operating earnings, excluding other items                 $       1.28   $        .59   $       2.03   $       3.31   $       1.03
                                                          ============   ============   ============   ============   ============

Operating earnings, including other items                 $        .81   $        .51   $       2.03   $       2.83   $       1.08
                                                          ============   ============   ============   ============   ============

Income from continuing operations (GAAP measure)          $        .87   $        .70   $       2.12   $       2.98   $       1.30
                                                          ============   ============   ============   ============   ============

Income from discontinued operations (2)                   $          -   $          -   $          -   $          -   $        .33
                                                          ============   ============   ============   ============   ============

Net income (loss) (GAAP measure)                          $        .87   $        .70   $       2.12   $       2.98   $     (17.98)
                                                          ============   ============   ============   ============   ============

Shareholders' equity (4)                                                                               $      50.02   $      48.87
                                                                                                       ============   ============

(1) Refer to footnote 1 on page 7.

(2) During the six months ended June 30, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(3) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

(4) Actual common shares outstanding were 153.9 million at June 30, 2003, 150.3 at June 30, 2002 and 151.9 million at March 31, 2003.

Aetna/9

                  SEGMENT INFORMATION (1)
                      ($ in Millions)

                                                                       Three Months Ended                    Six Months Ended
                                                          ------------------------------------------   ---------------------------
                                                            June 30,       June 30,       March 31,      June 30,       June 30,
                                                              2003           2002           2003           2003           2002
                                                          ------------   ------------   ------------   ------------   ------------
TOTAL COMPANY:
Total revenue (GAAP measure)                              $    4,466.0   $    5,064.2   $    4,466.5   $    8,932.5   $   10,328.9
                                                          ============   ============   ============   ============   ============

Operating expenses, excluding physician class action
  settlement and severance and facilities charge          $    1,009.7   $    1,060.9   $    1,020.4   $    2,030.1   $    2,133.6
   Physician class action settlement                             115.4              -              -          115.4              -
   Severance and facilities charge                                   -           27.0              -              -           27.0
                                                          ------------   ------------   ------------   ------------   ------------
Total operating expenses (GAAP measure)                   $    1,125.1   $    1,087.9   $    1,020.4   $    2,145.5   $    2,160.6
                                                          ============   ============   ============   ============   ============

HEALTH CARE:
Total revenue (GAAP measure)                              $    3,808.0   $    4,393.7   $    3,814.8   $    7,622.8   $    8,979.5
                                                          ============   ============   ============   ============   ============

Operating expenses, excluding physician class action
  settlement and severance and facilities charge          $      950.2   $    1,010.7   $      962.5   $    1,912.7   $    2,032.2
    Physician class action settlement                            115.4              -              -          115.4              -
    Severance and facilities charge                                  -           27.0              -              -           27.0
                                                          ------------   ------------   ------------   ------------   ------------
Total operating expenses (GAAP measure)                   $    1,065.6   $    1,037.7   $      962.5   $    2,028.1   $    2,059.2
                                                          ============   ============   ============   ============   ============

Operating earnings, excluding amortization of other
  acquired intangible assets and other items (2)          $      184.0   $      100.2   $      301.5   $      485.5   $      176.9
    Amortization of other acquired intangible assets              (8.3)         (31.9)          (8.2)         (16.5)         (63.9)
                                                          ------------   ------------   ------------   ------------   ------------
Operating earnings, excluding other items                        175.7           68.3          293.3          469.0          113.0
    Physician class action settlement                            (75.0)             -              -          (75.0)             -
    Income tax reserve release (prior period related)                -              -              -              -           19.8
    Severance and facilities charge                                  -          (17.5)             -              -          (17.5)
                                                          ------------   ------------   ------------   ------------   ------------
Operating earnings, including other items                        100.7           50.8          293.3          394.0          115.3
    Net realized capital gains                                     5.3           28.2            8.6           13.9           30.7
                                                          ------------   ------------   ------------   ------------   ------------
Income from continuing operations (GAAP measure)                 106.0           79.0          301.9          407.9          146.0
    Cumulative effect adjustment                                     -              -              -              -       (2,965.7)
                                                          ------------   ------------   ------------   ------------   ------------
Net income (loss) (GAAP measure)                          $      106.0   $       79.0   $      301.9   $      407.9   $   (2,819.7)
                                                          ============   ============   ============   ============   ============

GROUP INSURANCE:
Total revenue (GAAP measure)                              $      459.5   $      436.5   $      457.4   $      916.9   $      877.3
                                                          ============   ============   ============   ============   ============

Total operating expenses (GAAP measure)                   $       54.9   $       44.8   $       52.8   $      107.7   $       90.9
                                                          ============   ============   ============   ============   ============

Operating earnings                                        $       35.4   $       36.3   $       32.6   $       68.0   $       69.3
    Net realized capital gains (losses)                            1.1           (1.5)           2.5            3.6             .2
                                                          ------------   ------------   ------------   ------------   ------------
Net income (GAAP measure)                                 $       36.5   $       34.8   $       35.1   $       71.6   $       69.5
                                                          ============   ============   ============   ============   ============

LARGE CASE PENSIONS:
Total revenue (GAAP measure)                              $      198.5   $      234.0   $      194.3   $      392.8   $      472.1
                                                          ============   ============   ============   ============   ============

Operating earnings, excluding other item                  $        9.4   $        6.9   $        6.8   $       16.2   $       13.2
    Reduction of reserve for anticipated future losses
      on discontinued products                                       -            5.4              -              -            5.4
                                                          ------------   ------------   ------------   ------------   ------------
Operating earnings, including other item                           9.4           12.3            6.8           16.2           18.6
    Net realized capital gains                                     3.1            2.3            3.0            6.1            1.4
                                                          ------------   ------------   ------------   ------------   ------------
Net income (GAAP measure)                                 $       12.5   $       14.6   $        9.8   $       22.3   $       20.0
                                                          ============   ============   ============   ============   ============

(1) Revenue and operating expense information is presented before income taxes. Operating earnings information is presented net of income taxes.

(2) Refer to footnote 1 on page 7.

Aetna/10

                                   ENROLLMENT
                             (Members in Thousands)

                                                            June 30,      June 30,      March 31,
                                                              2003          2002          2003
                                                            --------      --------      ---------
MEDICAL:
Commercial
     HMO                                                      4,706         5,875         4,803
     POS                                                      2,284         2,662         2,241
     PPO                                                      4,306         3,949         4,280
     Indemnity                                                1,507         1,663         1,491
                                                             ------        ------        ------
          Total Commercial Membership                        12,803        14,149        12,815

Medicare HMO                                                    108           125           108
Medicaid HMO                                                    116           175           108
                                                             ------        ------        ------
          Total Medical Membership                           13,027        14,449        13,031
                                                             ======        ======        ======

TOTAL DENTAL MEMBERSHIP                                      11,293        11,869        11,378
                                                             ======        ======        ======

TOTAL GROUP INSURANCE MEMBERSHIP                             11,698        12,043        11,773
                                                             ======        ======        ======

                         OPERATING MARGINS
                          ($ in Millions)

                                                                       Three Months Ended                    Six Months Ended
                                                          ------------------------------------------   ---------------------------
                                                             June 30,      June 30,       March 31,      June 30,       June 30,
                                                               2003          2002           2003           2003           2002
                                                          ------------   ------------   ------------   ------------   ------------
RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES:
Cash operating earnings, excluding interest expense,
     other items and favorable development (A)            $      359.4   $      148.2   $      364.9
  Favorable development of prior-period medical cost
   estimates (1)                                                   3.0           65.0          164.0
                                                          ------------   ------------   ------------
Cash operating earnings, excluding interest expense
     and other items (B)                                         362.4          213.2          528.9   $      891.3   $      384.0
  Interest expense                                               (25.5)         (31.2)         (25.9)         (51.4)         (60.5)
  Amortization of other acquired intangible assets               (12.7)         (49.1)         (12.7)         (25.4)         (98.3)
  Physician class action settlement                             (115.4)             -              -         (115.4)             -
  Severance and facilities charge                                    -          (27.0)             -              -          (27.0)
  Reduction of reserve for anticipated future losses
     on discontinued products                                        -            8.3              -              -            8.3
  Net realized capital gains                                      14.6           45.4           21.7           36.3           50.8
                                                          ------------   ------------   ------------   ------------   ------------
Income from continuing operations before income
     taxes (C) (GAAP measure)                             $      223.4   $      159.6   $      512.0   $      735.4   $      257.3
                                                          ============   ============   ============   ============   ============

RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS:
Cash operating earnings, excluding interest expense,
     other items and favorable development (D)            $      226.8   $      101.4   $      233.9
Favorable development of prior-period medical cost
     estimates, net of tax (1)                                     2.0           42.0          107.0
                                                          ------------   ------------   ------------
Cash operating earnings, excluding interest expense and
     other items (E)                                             228.8          143.4          340.9   $      569.7   $      259.4
  Interest expense, net of tax                                   (16.6)         (20.2)         (16.8)         (33.4)         (39.3)
  Amortization of other acquired intangible assets, net
     of tax                                                       (8.3)         (31.9)          (8.2)         (16.5)         (63.9)
  Physician class action settlement, net of tax                  (75.0)             -              -          (75.0)             -
  Income tax reserve release (prior period related)                  -              -              -              -           19.8
  Severance and facilities charge, net of tax                        -          (17.5)             -              -          (17.5)
  Reduction of reserve for anticipated future losses on
     discontinued products, net of tax                               -            5.4              -              -            5.4
  Net realized capital gains, net of tax                           9.5           29.0           14.1           23.6           32.3
                                                          ------------   ------------   ------------   ------------   ------------
Income from continuing operations (F) (GAAP measure)      $      138.4   $      108.2   $      330.0   $      468.4   $      196.2
                                                          ============   ============   ============   ============   ============

RECONCILIATION OF REVENUE:
Revenue, excluding net realized capital gains (G)         $    4,451.4   $    5,018.8   $    4,444.8   $    8,896.2   $   10,278.1
  Net realized capital gains                                      14.6           45.4           21.7           36.3           50.8
                                                          ------------   ------------   ------------   ------------   ------------
Total revenue (H) (GAAP measure)                          $    4,466.0   $    5,064.2   $    4,466.5   $    8,932.5   $   10,328.9
                                                          ============   ============   ============   ============   ============

TOTAL COMPANY OPERATING MARGINS:
Pretax operating margin - Adjusted (A)/(G)                         8.1%           3.0%           8.2%
Pretax operating margin (B)/(G)                                    8.1%           4.2%          11.9%          10.0%           3.7%
Pretax operating margin (C)/(H) (GAAP measure)                     5.0%           3.2%          11.5%           8.2%           2.5%

After-tax operating margin - Adjusted (D)/(G)                      5.1%           2.0%           5.3%
After-tax operating margin (E)/(G)                                 5.1%           2.9%           7.7%           6.4%           2.5%
After-tax operating margin (F)/(H) (GAAP measure)                  3.1%           2.1%           7.4%           5.2%           1.9%

(1)  Refer to footnote 1 on page 7.

Aetna/11

                       HEALTH CARE MEDICAL COST RATIOS (1)
                                 ($ in Millions)

                                                                      Three Months Ended                    Six Months Ended
                                                          ------------------------------------------   ---------------------------
                                                            June 30,       June 30,       March 31,      June 30,       June 30,
                                                              2003           2002           2003           2003           2002
                                                          ------------   ------------   ------------   ------------   ------------
HEALTH CARE PREMIUMS:
Health Care Risk (A)                                      $    3,276.1   $    3,817.5   $    3,269.0   $    6,545.1   $    7,862.3
Commercial Risk (B)                                       $    3,044.6   $    3,557.4   $    3,045.2   $    6,089.8   $    7,323.7
Medicare HMO (C)                                          $      231.5   $      255.3   $      223.8   $      455.3   $      529.3

HEALTH CARE COSTS:
Health Care Risk
Health care costs (D) (GAAP measure)                      $    2,553.4   $    3,189.7   $    2,367.9   $    4,921.3   $    6,637.9
  Favorable development of prior-period medical cost
     estimates (2)                                                 3.0           65.0          164.0
                                                          ------------   ------------   ------------
Health care costs - Adjusted (E)                          $    2,556.4   $    3,254.7   $    2,531.9
                                                          ============   ============   ============

Commercial Risk
Health care costs (F) (GAAP measure)                      $    2,345.5   $    2,973.8   $    2,191.3   $    4,536.8   $    6,200.5
  Favorable development of prior-period medical cost
     estimates                                                     9.0           55.0          152.0
                                                          ------------   ------------   ------------
Health care costs - Adjusted (G)                          $    2,354.5   $    3,028.8   $    2,343.3
                                                          ============   ============   ============

Medicare HMO
Health care costs (H) (GAAP measure)                      $      207.9   $      211.5   $      176.9   $      384.8   $      432.0
  (Unfavorable) favorable development of prior-period
     medical cost estimates                                       (6.0)          10.0           12.0
                                                          ------------   ------------   ------------
Health care costs - Adjusted (I)                          $      201.9   $      221.5   $      188.9
                                                          ============   ============   ============

HEALTH CARE MEDICAL COST RATIOS:
Health Care Risk (D)/(A) (GAAP measure)                           77.9%          83.6%          72.4%          75.2%          84.4%
Health Care Risk - Adjusted (E)/(A)                               78.0%          85.3%          77.5%

Commercial Risk (F)/(B) (GAAP measure)                            77.0%          83.6%          72.0%          74.5%          84.7%
Commercial Risk - Adjusted (G)/(B)                                77.3%          85.1%          77.0%

Medicare HMO (H)/(C) (GAAP measure)                               89.8%          82.8%          79.0%          84.5%          81.6%
Medicare HMO - Adjusted (I)/(C)                                   87.2%          86.8%          84.4%

(1) Health Care Risk includes all medical and dental risk products. Commercial Risk includes all medical and dental risk products except Medicare and Medicaid. Risk includes all medical and dental products for which the Company assumes all or a majority of health care cost, utilization, or other risk.

(2) Refer to footnote 1 on page 7.